Exhibit 99.1

Polar Power Reports Third Quarter 2021 Financial Results

GARDENA, CA – November 15, 2021 – Polar Power, Inc. (NASDAQ: POLA), a global provider of prime, backup and solar hybrid power solutions for telecommunications, military, and marine and whose DC generators are also used for EV charging, range extenders, and nano-grids, today reported its financial results for the third quarter and nine months ended September 30, 2021.

Key Q3 2021 Results and Highlights:

Financial Results for the Three and Nine Months Ended September 30, 2021

●	Net sales for Q3 2021 increased to $4.1 million, a 65% increase, compared to $2.5 million during the same period last year. Net sales for the nine months ended September 30, 2021 were $12.2 million, an 89% increase, as compared to $6.4 million in the same period last year.

●	Backlog as of the end of Q3 2021 was $11.4 million, a 72% increase from backlog of $6.6 at the end of Q2 2021. Our backlog includes $7.5 million in orders for our DC power systems primarily to support expansion of 5G networks, and $3.1 million is orders for our DC power systems from our advanced mobility customer for commercial vehicles.

●	We had a gross profit of $0.9 million at the end of Q3 2021, an increase of 136%, as compared to a gross loss of $2.6 million during the same period last year. For the nine months ended September 30, 2021, we had a gross profit of $1.8 million, as compared to gross loss of $3.5 million in the same period last year.

●	Operating expenses decreased to $1.7 million in Q3 2021, as compared to $2.0 million in the same period last year. Operating expenses remained relatively flat for the nine-month periods ended September 2021 and 2020, $5.4 million and $5.7 million, respectively.

●	In September 2021, we received notice from Citibank that the SBA approved forgiveness of our PPP loan payable in the amount of $1.7 million. In Q3 2021, we recognized a non-cash gain of $1.7 million within Other income (expense) on the condensed statement of operations.

●	Net income for Q3 2021 totaled $0.9 million, or $0.07 per basic and dilutive share, compared to a net loss of $4.7 million, or $(0.42) per basic and dilutive share in Q3 2020. We had a net loss of $1.8 million for the nine months ended September 30, 2021, or $(.14) per basic and dilutive share, compared to a net loss of $7.2 million, or $(0.68) per basic and dilutive share, during the same period in 2020. The improvements in net income (loss) are attributable to higher revenues resulting in higher contribution margins and improved production efficiencies during the third quarter when compared to the same period last year.

●	Current assets at September 30, 2021 grew to $24.7 million compared to $14.6 million at December 31, 2020. We had $4.1 million in prepaid inventory as of September 30, 2021, as compared to $0.3 million at December 30, 2020. Cash on September 30, 2021 totaled $7.7 million, as compared to $1.6 million on December 31, 2020.

Management Commentary

We continue to see increasing demand for our DC power systems primarily by our telecommunications customers. We also continue to work on diversifying our customer base and are selling into non-telecommunication markets and applications at an increasing rate. During 2021, we believe the increase in demand of our DC power systems to telecommunications markets is due to the expansion of 5G networks and the normalization in business activities due to a decrease in COVID-19 related shutdowns and restrictions. The implementation of 5G networks by Tier-1 telecommunication customers currently have significantly higher power requirements at cell sites than the previous 4G networks. In addition, use of 5G technology in IoT, video streaming, and data analytics applications requires cell sites to be operational 100% of the time which, in turn, increases the demand for reliable power backup systems. During 2021, we invested in the development of backup power systems with increased power utilizing larger engines and alternators along with improved emission control systems. We believe increased power usage of 5G networks enhances market opportunities for our higher efficiency DC power systems as compared to traditional AC power systems. We also believe being an approved supplier for the three largest Tier-1 telecommunication providers in the U.S. provides us with additional growth opportunities during the current rapid 5G expansion in the largest urban centers in the U.S.

Advance Mobility applications require power to charge batteries and appliances within a vehicle. Our DC power systems are smaller in size, lighter in weight, and operate with greater efficiency than AC power systems, making our product ideal for these applications. Our advance mobility sales for this year to date is $4.2 million, which includes product shipped and orders that have been received from customers and included in our backlog. In June 2021, we received a $3.0 million order for DC power systems from a single customer in the U.S. for use to charge stored batteries within a commercial vehicle while providing energy to operate appliances installed in the vehicle. At September 30, 2021, 28% of our backlog of $11.5 million represented products being used in advanced mobility applications in commercial vehicles.

Over the last ten years, we supplied our mobile DC generators to many automotive manufactures in support of their field testing of electric vehicles. Polar is transitioning this mobile charger to the roadside service application. Our DC mobile EV charging systems offer convenience, faster charging, and lower cost than towing an EV on a flatbed to the nearest charging station. We have shipped our DC generators to extend range for specialty hybrid electric vehicles. Our DC mobile EV charging systems provide direct charging to an electric vehicle’s battery.

We are presently concluding the development of natural gas and propane fueled combined heat and power (CHP) generators that are used for fast EV charging, peak power shaving on grid, and off grid power generation. Many homes that are not able to support fast charging using the electric grid; this product solves for this limitation. We believe we can compete with the electric utility rates for home and office EV charging by using natural gas and making use of surplus heat from the generator for space heating, heating pools, and hot water.

Military sales are growing and adding to our customer diversification. Backlog orders from military customers represented 4% of our backlog for the period ended September 30, 2021. The military’s increasing use of robotics, drones, and digitization in the field is driving the demand for battery charging with DC generators. We believe increased sales to military customers provides us long-term visibility on product demand while helping us understand future commercial uses of our technologies. Military sales are advantageous because of their long-term contracts, and they provide funding to cover the cost of product development.

Presently we are in the process of EPA certification on a larger Toyota engine (model 4Y) for our 20 to 30 kW DC generators. These systems offer significantly lower greenhouse gas emissions while also lowering maintenance and fuel costs over the use of diesel fueled engines. In addition to EV fast charging these larger DC generator models will enhance our product line for solar hybrid power systems, which integrate solar energy storage with natural gas/LPG powered generators.

We also developed DC power systems for medium to large solar PV applications to provide energy service for irrigation, refrigerated storage of meat and produce, and micro grid. By combining the energy of solar PV and propane or natural gas, our DC power systems can provide constant energy 24 hours a day without using expensive energy storage. Propane or natural gas fueled DC power systems are connected in parallel with the solar array (also a DC energy source) greatly simplifying the means of combining multiple energy sources. This process is more efficient and lowers both the CAPEX and OPEX of the Solar systems by eliminating battery storage and / or connection to the grid. Currently, the most popular technologies used in these applications are either grid power, diesel only, or a combination of grid and solar with a large battery bank. Our proposed technology is more environmentally friendly and lowers the cost of food processing. Currently, we have sold a limited number of our DC power systems that are undergoing field trials.

We expect that opportunities in the bad-grid (i.e., areas where wireless towers are connected to an electrical grid that loses power more than eight hours), and off-grid (i.e., areas where wireless towers are not connected to an electrical grid) market applications, which include telecommunications towers, commercial and residential backup power, electric vehicle charging, “mini-grid” and various other power applications, will help to expand the market for our natural gas/LPG (propane) product lines domestically and internationally. We plan to develop new configurations of DC power system, battery storage and solar products to optimize the match between our solutions and various application needs.

We compete with traditional sources of power based on performance and we are not always the lowest priced from a capital expenditure standpoint, but we believe that we are among the lowest from an operational expenditure standpoint. We believe that our customers recognize the long-term value of our products, including higher performance, lower operating costs, better reliability, lighter weight, smaller packages and lower maintenance.

Mr. Sams concluded, “We have what we believe to be the most versatile and efficient DC power systems on the market for both back-up and prime power applications. We believe that the solar, wind, and distributed energy generation, or DEG, market is here to stay and that the industry trends are converging towards our DC technology and power solutions. We are excited about these diverse market opportunities and plan to concentrate on markets that provide the greatest returns for us and our shareholders.”

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made and are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory and operational risks, uncertainties and contingencies that are beyond Polar Power’s control, and upon assumptions about future business decisions and conditions that may change. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s expectation that sales from its U.S. Tier-1 telecommunications customers will continue to grow as a result of 5G network expansions; Polar Power’s belief that DC generators are more efficient than AC generators in modern micro-grids and solar hybrid systems; Polar Power’s belief that the industry will turn towards the high-end performance and reliability of DC generators; Polar Power’s belief that it is among the lowest from an operational expenditure standpoint and that its customers recognize the long-term value of its products; Polar Power’s belief that the domestic telecom market is a compelling growth market for Polar, including last-mile carriers; Polar Power’s belief that its new products, including propane and natural gas generators powered by Toyota engines, gives it industry leading technology; Polar Power’s belief that it has the most versatile and efficient DC power system on the market for both back-up and prime power applications; Polar Power’s belief that the solar, wind, and distributed energy generation market is here to stay and that industry trends are converging towards its DC technology and power solutions; and Polar Power’s plan to evaluate its international sales effort on an ongoing basis and focus its efforts on the highest potential markets only are forward-looking statements and considerations that involve a number of risks and uncertainties. Actual events or future results or performance of Polar Power could differ materially from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for DC power systems; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; and other events, factors and risks, which include those detailed in the “Risk Factors” section of our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. As such, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

Water Tower Research LLC

Shawn M. Severson

+1 312-283-7534

shawn@watertowerresearch.com

www.watertowerresearch.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER, INC.
CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,706	$1,646
Accounts receivable	3,520	1,190
Inventories, net	8,598	9,094
Prepaid expenses	4,116	358
Income tax receivable	787	2,357
Total current assets	24,727	14,645

Other assets:	1,079	1,563
Operating lease right-of-use assets, net	1,091	1,497
Property and equipment, net	94	94
Deposits	$26,991	$17,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$209	$311
Customer deposits	962	703
Accrued expenses and other current liabilities	1,252	1,142
Current portion of operating lease liabilities	708	670
Current portion of notes payable	240	267
Current portion of PPP loan payable	—	1,429
Total current liabilities	3,371	4,522

Notes payable, net of current portion	329	510
Operating lease liabilities, net of current portion	454	990
PPP loan payable, net of current portion	—	286

Total liabilities	4,154	6,308

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 12,805,680 shares issued and 12,788,203 shares outstanding on September 30, 2021 and 11,768,158 shares issued and 11,750,681 shares outstanding on December 31, 2020	1	1
Additional paid-in capital	36,816	23,643
Accumulated deficit	(13,940)	(12,113)
Treasury Stock, at cost (17,477 shares)	(40)	(40)
Total stockholders’ equity	22,837	11,491
Total liabilities and stockholders’ equity	$26,991	$17,799

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Sales	$4,136	$2,501	$12,273	$6,488
Cost of Sales (includes inventory write-downs of $2,400 and $2,400 during the three and nine months ended September 30, 2020, respectively)	3,170	5,200	10,398	10,058
Gross profit (loss)	966	(2,699)	1,875	(3,570)

Operating Expenses
Sales and marketing	372	445	1,119	1,296
Research and development	533	489	1,485	1,309
General and administrative	823	1,080	2,796	3,154
Total operating expenses	1,728	2,014	5,400	5,759

Loss from operations	(762)	(4,713)	(3,525)	(9,329)

Other income (expenses)
Interest expense and finance costs	(14)	(11)	(46)	(46)
Gain from PPP loan forgiveness	1,715	—	1,715	—
Other income (expense), net	3	1	29	14
Total other income (expenses), net	1,704	(10)	1,698	(32)

Income (loss) before income taxes	942	(4,723)	(1,827)	(9,361)

Income tax benefit
Current	—	—	—	(1,484)
Deferred	—	—	—	(655)
Total income tax benefit	—	—	—	(2,139)

Net income (loss)	$942	$(4,723)	$(1,827)	$(7,222)

Net income (loss) per share – basic	$0.07	$(0.42)	$(0.14)	$(0.68)
Net income (loss) per share – dilutive	$0.07	$(0.42)	$(0.14)	$(0.68)
Weighted average shares outstanding, basic	12,788,203	11,315,984	12,697,683	10,659,308
Weighted average shares outstanding, dilutive	12,807,361	11,315,984	12,697,683	10,659,308

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,827)	$(7,222)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	420	469
Inventory write-down	—	2,400
Amortization of operating lease right-of-use asset	484	466
Gain from forgiveness of PPP loan payable	(1,715)	—
Deferred tax assets	—	(655)
Changes in operating assets and liabilities:
Accounts receivable	(2,330)	(842)
Inventories	496	132
Prepaid expenses	(3,758)	930
Deposits	—	(4)
Income tax receivable	1,570	(1,484)
Accounts payable	(102)	(255)
Customer deposits	260	491
Accrued expenses and other current liabilities	110	(120)
Decrease in lease liability	(498)	(458)
Net cash used in operating activities	(6,890)	(6,152)

Cash flows from investing activities:
Acquisition of property and equipment	(14)	—
Proceeds from sales of property and equipment, including insurance proceeds	—	(3)
Net cash used in investing activities	(14)	(3)

Cash flows from financing activities:
Proceeds from sale of common stock, net of offering costs	12,466	—
Proceeds from sale of common stock and warrants	—	2,812
Proceeds from exercise of warrants	707	861
Advance from line of credit	—	245
Proceeds from PPP Loan	—	1,715
Repayment of notes payable	(209)	(247)
Net cash provided by financing activities	12,964	5,386

Increase (decrease) in cash and cash equivalents	6,060	(769)
Cash and cash equivalents, beginning of period	1,646	2,840
Cash and cash equivalents, end of period	$7,706	$2,071